                                                                  EXHIBIT 3.1.14

                                THE COMPANIES LAW

                            COMPANY LIMITED BY SHARES

                            MEMORANDUM OF ASSOCIATION

                                      -of-

                           BRECHIN INVESTMENTS LIMITED

      1.    The NAME of the Company is Brechin Investments Limited

      2. The REGISTERED OFFICE of the Company is situate at the offices of CIBC Bank and Trust Company (Cayman) Limited, P.O. Box 694, George Town, Grand Cayman, Cayman Islands, British West Indies or at such place as may be advised from time to time.

      3.    The OBJECTS for which the Company is established are:

            (1) (a) To carry on the business of an investment company and to invest the capital and other moneys of the Company in the purchase or upon the security of shares, stocks, debentures, debenture stock, bonds, mortgages, obligations and securities of any kind issued or guaranteed by any company, corporation or undertaking, of whatever nature and wheresoever constituted or carrying on business and to subscribe for, conditionally or unconditionally to underwrite issue on commission or otherwise, take hold, deal in, and convert shares, stocks debentures, debenture stocks, bonds, mortgages, obligations and other securities issued or guaranteed by any Government, Sovereign Ruler, Commissioners, Trust, Supreme, Dependent, Municipal, Local or other Authority, Corporation or body of whatever nature in any part of the world. and to acquire and hold the same either in the name of the Company or any nominee.

                  (b) To carry on business as capitalists, financiers, concessionaires, and merchants, and to undertake, and carry on, and execute all kinds of financial commercial, trading, and other operations, and to carry on any other business which may seem to be capable of being conveniently carried on in connection with any of these objects, or calculated, directly or indirectly, to enhance the value of, or facilitate the realisation of or render profitable any of the property or rights of the Company.

                  (c) To exercise and enforce all rights and powers conferred by or incident to the ownership of any such shares, stock, obligations or other securities including without prejudice to the generality of the foregoing all such powers of veto or control as may be conferred by virtue of the holding by the Company of some special proportion of the issued or nominal amount thereof and to provide managerial brokerage, professional and other executive supervisory and consultant services for or in relation to any company in which the Company is [illegible] upon such terms as may be thought fit.

            (2) (a) To carry on the business of hotel, restaurant, cafe, tavern, beerhouse, refreshment-room, and lodging-house keepers, licensed victuallers, spirit merchants, importers and manufacturers of aerated, mineral, artificial waters and other drinks, caterers for public amusement generally, chemists, proprietors of clubs, baths, dressing rooms, laundries, libraries, grounds, and places of amusements, recreation, sport, entertainment, instruction of all kinds, entrepreneurs and general agents, and any other business which can be conveniently carried on in connection therewith.

                  (b) To buy, sell, deal in, lease, hold, improve, subdivide, or develop real estate, and the fixtures and personal property incidental thereto or connected therewith, and to acquire, by purchase, lease hire, or otherwise, lands, tenements, hereditaments, or any interest therein, and to improve the same, and generally to hold, manage, deal with and improve the property of the Company and to sell, lease, mortgage, pledge or otherwise dispose of the lands, tenements and hereditaments or other property of the Company.

            (3) (a) To carry on all or any of the business of cloth manufacturers, furriers, haberdashers, hosiers, manufacturers, importers, exporters and wholesale and retail dealers of and in textile fabric of all kinds, milliners, dressmakers, tailors, hatters, clothiers, outfitters, glovers, lace manufacturers, feather dressers, boot and shoe makers, manufacturers and importers, exporters and wholesale and retail dealers of and in leather goods, household furniture, ironmongery, turnery, and other household fittings and utensils, ornaments, stationery and fancy foods, dealers in provisions, drugs, chemicals and other articles and commodities of personal and household use and consumption and generally of and in all manufactured goods, materials, provisions and produce.

                  (b) To carry on all or any of the businesses of undertakers, coach and carriage builders, saddlers, house decorators, sanitary engineers, electrical engineers, and conractors in all their branches, gasfitters, land, estate and house agents, builders, contractors, cabinet makers, upholsterers, furniture removers, owners of depositories, wharehousemen, carriers, store keepers, warehouse keepers, manufacturers of and dealers in hardware jewellery, plated goods, perfumery, soap and articles required for ornament recreation or amusement; gold and silver smiths, booksellers, dealers in musical instruments, manufacturers of and dealers in bicycles, tricycles and motor carriages; and also refreshment contractors, restaurant keepers, hotel, boarding and lodging-house keepers, letters of furnished or unfurnished houses, flats, or apartments, with or without servants or other accessories or conveniences, licensed victuallers, wine and spirit merchants, tobacconists and dealers in mineral aerated and other liquors; farmers, diarymen, market gardners, nurserymen, florists and auctioneers.

                  (c) To buy, sell, retail, wholesale, manufacture, repair and exchange, let on hire, import, export and deal in all kinds of articles, commodities and things which may be required for the purposes of any of the said businesses or commonly supplied or dealt in by persons engaged in any such businesses or which may seem capable of being profitable dealt with in connection with any of the said businesses.

            (4) To carry on all or any of the businesses of transport, cartage and haulage contractors, garage proprietors, owners and charterers of road vehicles, aircraft and ships, tugs and barges and boats of every description, lightermen and carriers of goods and passengers by road, rail, water or air, carmen, cartage contractors and agents, forwarding, transport and commission agents, customs agents, stevedores, wharfingers, cargo superintendents, packers, hauliers, warehousemen, storekeepers, engineers, electricians and jobmasters, tourist agencies, travel bureaux and booking offices.

            (5) To provide management, including the management of investments and other property, administrative, sales and technical assistance, service and advice and on a contract, loan, secondment, employment or other basis and to provide consultants, staff and employees who will give management, administrative, sales and technical assistance, service and advice to any person or company anywhere in the world on any matter or any type of business whatsoever and to act as managers, registrars, administrators, secretaries, auditors, accountants of bodies corporate or incorporate in any part of the world.

            (6) To carry on business as general agents, factors, importers, traders, dealers, processors, canners, packagers, bottlers, manufacturers, retailers, distributors, and wholesalers of any kind or kinds of goods, wares and merchandise, manufactured articles and any part or parts thereof and raw materials and generally to carry on the business of importers and exporters and as wholesale and retail merchants and dealers in goods, wares, merchandise and products of all kinds and to do a general brokerage, commission and forwarding business and to establish branches anywhere.

            (7) To carry on any other business which may seem to the Company capable of being conveniently carried on in connection with the above or calculated directly or indirectly to enhance the value of or render profitable any of the property or rights of the Company.

            (8) To acquire and undertake the whole or any part of the business, property and liabilities of any person or company carrying on or proposing to carry on any business which the Company is authorised to carry on, or possessed of property suitable for the purpose of the Company, or which can be carried on in conjunction therewith or which is capable of being conducted so as directly or indirectly to benefit the Company.

            (9) To amalgamate, enter into partnership or into any arrangement for sharing profits, union of interests, co-operation, joint venture or reciprocal concession, or for limiting competition with any person or company carrying on or engaged in, or about to carry or or engage in, any business or transaction which the Company is authorised to carry on or engage in, or which can be carried on in conjunction therewith or which is capable of being conducted so as directly or indirectly to benefit the Company.

            (10) To vest any real or personal property, rights or interest acquired by or belonging to the Company in any person or company on behalf of or for the benefit of the Company, and with or without any declared trust in favour of the Company.

            (11) To purchase, take on lease, or in exchange, hire or otherwise acquire, any real and personal property and any rights or privileges which the Company may think necessary or convenient for the purposes of its business or may enhance the value of any property of the Company.

            (12) To carry on business as manufacturers, assemblers, factory and plant operators and to manufacture, in whole or in part, modify, assemble or any combination thereof raw materials wholly or partly manufactured items, materials, goods, merchandise, machinery and equipment of all kinds.

            (13) To build, construct, alter, maintain, enlarge, pull down, remove or replace, and to work, manage, and control any buildings, offices, factories, mills, shops, machinery, engines, roads, ways, branches or sidings, bridges, reservoirs, watercourses, electric works and other works and conveniences which may seem calculated directly or indirectly to advance the interests of the Company, and to join any other person or company in doing any of these things.

            (14) To apply for, purchase, or otherwise, acquire and protect renew in any part of the world, any patents, patent rights, brevets, d'invention, trademarks, designs, licenses, concessions, and the like, conferring any exclusive or non-exclusive or limited right to their use, or any secret or other information as to any invention which may seem capable of being used for any of the purposes of the Company or the acquisition of which may seem calculated directly or indirectly to benefit the Company, and to use, exercise, develop or grant licences in respect of, or otherwise turn to account the property rights or information so acquired and to expend money in experimenting upon, testing or improving any such patents, inventions or rights.

            (15) To improve, manage, develop, grant rights or privileges in respect of, or otherwise deal with, all or any of the property and rights of the Company.

            (16) To subscribe for, take or otherwise acquire, and hold shares, stock, debentures, bonds, or other securities of any other company having objects altogether or in part similar to those of the Company, or carrying on any business capable of being conducted so as directly or indirectly to benefit the Company.

            (17) To invest and deal with the moneys of the Company not immediately required in any manner.

            (18) To lend and advance money or give credit to such persons or companies and on such terms as may seem expedient, and in particular to customers and others having dealings with the company and to guarantee the performance of any contract or obligation and the payment of money of or by such persons or companies and generally to give guarantees and indemnities.

            (19) To receive money or loan and borrow or raise money in such manner as the Company shall think fit, and in particular by the issue of bonds, debentures, or debenture stock, (perpetual or otherwise) and to secure the repayment of any money borrowed raised or owing by mortgage, charge or lien upon all or any part of the property or assets of the Company (both present and future) including its uncalled capital, and also by a similar mortgage, charge or lien to secure and guarantee the performance by the Company or any other person or company of any obligation undertaken by the Company or any other person or company as the case may be.

            (20) To draw, make, accept, indorse, discount, execute and issue promissory notes, bills of exchange, bills of lading, warrants, debentures, bonds and other negotiable or transferable instruments.

            (21) To apply for, promote, and obtain any law of the Legislature, charter, privilege, concession, licence or authorisation of any government, state or municipality, provisional order or licence of any authority for enabling the Company to carry any of its objects into effect or for extending any of the powers of the Company or for effecting any modification of the constitution of the Company or for any other purpose which may seem expedient, and to oppose any proceedings or applications which may seem calculated directly or indirectly to prejudice the interests of the Company.

            (22) To enter into any arrangement with any government or authorities, supreme, municipal, local or otherwise, or any person or company that may seem conducive to the objects of the Company, or any of them, and to obtain from any such government, authority, person or company any rights, privileges, charters, contracts, licences and concessions which the Company may think it desirable to obtain and to carry out, exercise and comply therewith.

            (23) To pay out of the funds of the Company all expenses which the Company may lawfully pay with respect to the formation and registration of the Company or the issue of its capital, including brokerage and commissions for obtaining applications for or taking, placing or underwriting or procuring the underwriting of shares, debentures or other securities of the Company.

            (24) To pay for any rights or property acquired by the Company, and to remunerate any person or company whether by cash payment or by the allotment of shares, debentures, bonds or other securities of the Company credited as paid up in full or in part or otherwise.

            (25) To establish and maintain or procure the establishment and maintenance of any contributory or non-contributory pension or superannuation funds for the benefit of, and give or procure the giving of donations, gratuities, pensions, allowance or emoluments to any persons who are or were at any time in the employment or service of the Company, or of any company which is a subsidiary company, or is allied to or associated with the Company or with any such subsidiary company, or who are or were at any time Directors or officers of the Company or of any such other company as aforesaid, and the wives, widows, families and dependents or any such persons, and also establish and subsidise and subscribe to any institutions, associations, clubs, or funds calculated to be for the benefit of or to advance the interests and well-being of the Company or of any such other company as aforesaid, and make payments to or towards the insurance of any such person as aforesaid and do any of the matters aforesaid, either alone or in conjunction with any such other company as aforesaid.

            (26) To procure the Company to be registered or recognised in any part of the world outside the Cayman Islands.

            (27) To establish or promote or concur in establishing or promoting any company or companies for any purpose including but not limited to acquiring all or any of the property, rights and liabilities of the Company or for any other purpose and to place or guarantee the placing of, underwrite, subscribe for, or otherwise acquire all or any part of the shares, stock, debentures, bonds or other securities of any other company.

            (28) To sell, lease, mortgage or otherwise dispose of the property assets or undertakings of the Company or any part thereof for such consideration as the Company may think fit, and in particular for shares, stock, debentures, bonds, or other securities of any other company whether or not having objects altogether or in part similar to those of the Company.

            (29) To distribute among the members in specie any property of the Company, or any proceeds of sale or disposal of any property of the Company, but so that no distribution amounting to a reduction of capital be made except with the sanction, if any, for the time being required by law.

            (30) To buy, sell, deal in, lease, hold, improve, sub-divide or develop real estate, and the fixtures and personal property incidental thereto or connected therewith, and to acquire, by purchase, lease, hire or otherwise, lands, tenements, hereditaments, or any interests therein, and to improve the same, and generally to hold, manage, deal with and improve the property of the Company, and to sell, lease, mortgage, pledge, or otherwise dispose of the lands, tenements and hereditaments or any other property of the Company.

            (31) The Company shall not carry on business as bankers or trust companies as defined in the Banks and Trust Companies Regulations Law 1966 or any statutory modification or re-enactment thereof for the time being in force unless and until a licence under such Law has been granted to the Company.

            (32) To do all such other things as may be deemed incidental or conducive to the attainment of the above objects or any of them.

AND IT IS HEREBY DECLARED that each and every paragraph of this clause (clause
3) shall be construed independently and shall be treated as an independent and main object of the Company and the powers conferred on the Company by any other paragraph shall not be restricted by reference to any paragraph or to the name of the Company or by the juxtaposition of two or more objects and that in the event of any ambiguity this Clause and every other paragraph hereof shall be construed in such a way as to widen and not to restrict the powers of the Company.

      4.    The liability of the members is limited.

      5. The capital of the Company is United States Dollars Nine Hundred Thousand (US$900,000) divided into Nine Hundred Thousand Shares (900,000) of United States Dollars One (US$1.00) each.

with power for the Company to increase or reduce the said capital and to issue any part of its capital original or increased with or without any preference priority or special privilege or subject to any postponement of rights or to any conditions or restrictions; and so that, unless the conditions of issue shall otherwise expressly declare, every issue of Shares, whether declared to be preference or otherwise, shall be subject to the power hereinbefore contained.

      The subscriber(s) whose name(s) and address(es) is/are subscribed hereto is/are desirous of being formed into a Company limited by shares and in pursuance of this Memorandum of Association the subscriber(s) agree(s) to take the number of shares in the capital of the Company set opposite its/their name(s).

NAMES, ADDRESSES AND DESCRIPTIONS                   NUMBER OF SHARES
         OF SUBSCRIBERS                         TAKEN BY EACH SUBSCRIBER
-------------------------------------           ------------------------
Commerce Management Services Limited,
Holding Company                                        100 shares
P.O. Box 694, Grand Cayman                             ----------

/s/
______________________________________

/s/
______________________________________
Dated: May 26, 1989

Witness to the above signatures:-

/s/
______________________________________
Name

P.O. Box 456, George Town.
--------------------------------------
Address

CERTIFIED TO BE A TRUE AND CORRECT COPY

SIG /s/
    __________________________________
             DELANO O. SOLOMON
      Deputy Registrar of Companies

DATE May 26, 1989

      EXTRACT from the MINUTES of an EXTRAORDINARY GENERAL MEETING of the Shareholders of C.I.L. LIMITED held at the Registered Office of the Company in George Town, Grand Cayman, on May 27th, 1994 at 10 a.m.

      AMENDMENT TO CAPITAL OF COMPANY:

      The Chairman noted that the Company was desirous of altering its Memorandum of Association by cancelling 850,000 unissued shares in the capital of the Company such that the authorised share capital of the Company is US$50,000 divided into 50,000 shares of US$1 par value each. After discussion, the following Special Resolution was adopted:

            RESOLVED THAT 850,000 of the unissued shares in the capital of the company be and they are hereby cancelled such that the authorised share capital of the Company is US$50,000 divided into 50,000 shares of US$1 par value each, there being 100 such shares in issue at the date of this resolution.

      Dated this May 27th, 1994.

      Certified to be a True Copy

/s/
__________________________________________
SECRETARY
per pro COMMERCE ADVISORY SERVICES LIMITED

      MINUTES of an EXTRAORDINARY GENERAL MEETING of the Shareholders of C.I.L. Limited held in George Town, Grand Cayman on May 27th, 1994 at 10 a.m.

PRESENT WERE:     Commerce Management Services Limited
                  represented by Jean-Marc LeSieur

In attendance:    Carol F. Smith

      By agreement, Mr. LeSieur acted as Chairman of the Meeting and Mrs. Smith acted as Secretary.

      1. NOTICE OF MEETING:

      The Chairman noted that as all members were present and agreeing to accept short notice of the Meeting and its purpose, the chairman declared the Meeting duly convened and constituted.

      2. AMENDMENT TO CAPITAL OF COMPANY:

      The Chairman noted that the Company was desirous of altering its Memorandum of Association by cancelling 850,000 unissued shares in the capital of the Company such that the authorised share capital of the Company is US$50,000 divided into 50,000 shares of US$1 par value each. After discussion, the following Special Resolution was adopted:

            RESOLVED THAT 850,000 of the unissued shares in the capital of the company be and they are hereby cancelled such that the authorised share capital of the Company is US$50,000 divided into 50,000 shares of US$1 par value each, there being 100 such shares in issue at the date of this resolution.

      3. TERMINATION:

      There being no further business, the Meeting upon motion was adjourned.

/s/                                              /s/
_________________________                        ____________________________
Chairman                                         Secretary

                                THE COMPANIES LAW

                            COMPANY LIMITED BY SHARES

                             ARTICLES OF ASSOCIATION

                                       of

                           BRECHIN INVESTMENTS LIMITED

                                   PRELIMINARY

      1. The regulations of Table 'A' in the First Schedule to the Companies Law, shall not apply to the Company except in so far as they are repeated or contained in these Articles.

                                 INTERPRETATION

      2.    In these Articles if not inconsistent with the subject or context:-

            (1) "The Law" means the Companies Law.

            (2) Where any provision of the Law is referred to, the reference is to that provision as modified by any law for the time being in force.

            (3) Unless the context otherwise requires, expressions defined in the Law or any statutory modification thereof in force at the date at which these Articles become binding on the Company, shall have the meanings so defined.

                                     SHARES

      3. Subject to the provisions, if any, in that behalf of the memorandum of association and without prejudice to any special rights previously conferred on the holders of existing shares, any share may be issued with such preferred, deferred or other special rights, or such restrictions, whether in regard to dividend, voting, return of share capital or otherwise, as the Company may from time to time by special resolution determine, and subject to the provisions of
Section 34 of the Law any preference share may, with the sanction of a special resolution, be issued on the terms that it is, or at the option of the Company is liable, to be redeemed.

      4. If at any time the share capital is divided into different classes of shares the rights attached to any class (unless otherwise provided by the terms of issue of the shares of that class) may be varied with the consent in writing of the holders of three-fourths of the issued shares of that class, or with the sanction of a special resolution passed at a separate general meeting of the holders of the shares of the class. To every such separate general meeting the provisions of these Articles relating to general meetings shall apply, but so that the necessary quorum shall be one or more person at least holding or representing by proxy one-third of the issued shares of the class (but so that if at any adjourned meeting of such holder a quorum as above defined is not present, those members who are present shall be a quorum) and that any holder of shares of the class present in person or by proxy may demand a poll and, on a poll, shall have one vote for each share of the class of which he is a holder.

      5. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed not to be varied by the creation or issue of further shares pari pasu therewith.

      6. Except as required by law, no person shall be recognised by the Company as holding any share upon any trust, and the Company shall not be bound by or be compelled in any way to recognise (even when having notice thereof) any equitable, contingent, future or partial interest in any share or any interest in any fractional part of a share (except only as by these Articles or by law otherwise provided or under an order of court of competent jurisdiction, and other rights in respect of any share except an absolute rights to the entirety thereof in the registered holder.

      7. Subject to the provisions of these Articles relating to new shares, the shares shall be at the disposal of the directors, and they may (subject to the provisions of the Law) allot, grant options over, or otherwise dispose of them to such persons, on such terms and conditions, and at such times as they think fit, but so that no share shall be issued at a discount, except in accordance with the provisions of the Law, and so that in the case of shares offered the public for subscription the amount payable on application on each share shall not be less than 5 per cent of the nominal amount of the share.

      8. Every person whose name is entered as a member in the register of members, shall without payment, be entitled to a certificate under the seal of the Company specifying the share or shares held by him and the amount paid up thereon, provided that in respect of a share or shares held jointly by several persons the Company shall not be bound to issue more than one certificate, and delivery of a certificate for a share to one of several joint holders shall be sufficient delivery to all.

      9. If a share certificate is defaced, lost or destroyed it may be renewed on payment of such fee, if any, not exceeding twenty cents and on such terms, if any, as to evidence and indemnity, as the directors think fit.

                                      LIEN

      10. The Company shall have a first and paramount lien on every share (not being a fully paid share) for all moneys (whether presently payable or not) called or payable at a fixed time in respect of that share, and the Company shall also have a lien on all shares (other than fully paid up shares) standing registered in the name of a single person for all moneys presently payable by him or his estate to the Company; but the directors may at any time declare any share to be wholly or in part exempt from the provisions of this Article. The Company's lien, if any, on a share shall extend to all dividends payable thereon.

      11. The Company may sell, in such manner as the directors think fit, any shares on which the Company has a lien, but no sale shall be made unless some sum in respect of which the lien exists is presently payable nor until the expiration of fourteen days after a notice in writing, stating and demanding payment of such part of the amount in respect of which the lien exists as is presently payable, has been given to the registered holder for the time being of the share, or the persons entitled thereto by reason of his death or bankruptcy.

      12. For giving effect to any such sale the directors may authorise some person to transfer the shares bid to the purchaser thereof. The purchaser shall be registered to the holder of the shares comprised in any such transfer and he shall not be bound to see to the application of the purchase money, nor shall his title to the shares be affected by any irregularity or invalidity in reference to the sale.

      13. The proceeds of the sale shall be received by the Company and applied in payment of such part of the amount in respect of which the lien exists as is presently payable, and the residue shall (subject to a like lien for sums not presently payable as existed upon the shares prior to the sale) be paid to the person entitled to the shares at the date of the sale.

                                 CALLS ON SHARES

      14. The directors may from time to time make calls upon the members in respect of any moneys unpaid on their shares (whether on account of the nominal value of the shares or by way of premium) and not by the conditions of allotment thereof made payable at fixed times, provided that no call shall exceed one-fourth of the nominal value of the share or be payable at less than one month from the dated fixed for the payment of the last preceding call, and each member shall (subject to receiving at least fourteen days' notice specifying the time or times and place of payment) pay to the Company at the time or times and place so specified the amount called on his shares. A call may be revoked or postponed as the directors may determine.

      15. A call shall be deemed to have been made at the time when the resolution of the directors authorising the call was passed and may be required to be paid by instalments.

      16. The joint holders of a share shall be jointly and severally liable to pay all calls in respect thereof.

      17. If a sum called in respect of a share is not paid before or on the day appointed for payment thereof, the person from whom the sum is due shall pay interest on the sum from the day appointed for payment thereof to the time of actual payment at such rate not exceeding 6 per cent per annum as the directors may determine, but the directors shall be at liberty to waive payment of such interest wholly or in part.

      18. Any such sum which by the terms of issue of a share becomes payable on allotment or at any fixed date, whether on account of the nominal value of the share or by way of premiums, shall for the purposes of these Articles be deemed to be a call duly made and payable on the date on which by the terms of issue the same become payable, and in case of non-payment all the relevant provisions of these Articles as to payment of interest and expenses, forfeiture or otherwise shall apply as if such sums had become payable by virtue of a call duly made and notified.

      19. The provisions of these Articles as to the liability of joint holders and as to payment of interest shall apply in the case of non-payment of any sum which, by the terms of issue of a share, becomes payable at a fixed time, whether on account of the share, or by way of premium as if the same had become payable by virtue of a call duly made and notified.

      20. The directors may make arrangements on the issue of shares for a difference between the holders in the amount of call to be paid and in the times of payment.

      21. The directors may, if they think fit, receive from any member willing to advance the same all or any part of the moneys uncalled and unpaid upon any shares held by him; and upon all or any of the moneys so advanced may (until the same would, but for such advance, become presently payable) pay interest at such rate (not exceeding without the sanction of the Company in general meeting, six per cent) as may be agreed upon between the member paying the sum in advance and the directors.

                       TRANSFER AND TRANSMISSION OF SHARES

      22. The instrument of transfer of any share shall be executed by or on behalf of the transferor and transferee, and the transferor shall be deemed to remain a holder of the share until the name of the transferee is entered in the register of members in respect thereof. Provided that the directors may waive execution by the transferee of the instrument of transfer but shall as soon as possible thereafter inform the transferee of such waiver of execution.

      23. Subject to such of the restrictions of these Articles (if any) as may be applicable shares shall be transferred by instrument in writing in the following form, or in any usual or common form approved by the directors:-

                                 SHARE TRANSFER

      I, _____________ of ___________ (hereinafter called "the Transferor") in consideration of the sum of _____________ paid to me by ___________ of ___________ (hereinafter called "the Transferee") do HEREBY TRANSFER to the Transferee the share or shares numbered ___________ in the undertaking called the ___________ to hold unto the Transferee, his executors, heirs and assigns subject to the several conditions on which I hold the same; and I, the Transferee, do hereby agree to take the said share or shares subject to the conditions aforesaid.

      AS WITNESS our hands the ___________ day of ___________
      WITNESS to the signature of the Transferor ___________ TRANSFEROR WITNESS to the signature of the Transferee ___________ TRANSFEREE

      24. The directors may, in their absolute discretion and without assigning any reason therefor, decline to register any transfer of any share, whether or not it is a fully paid share. The registration of transfers may be suspended at such times and for such periods as the directors may from time to time determine, provided always that such registration shall not be suspended for more than thirty days in any year.

      The directors may decline to recognise any instrument of transfer unless:-

            (a) A fee of not exceeding one dollar is paid to the Company in respect thereof; and

            (b) The instrument of transfer is accompanied by the Certificate of the Shares to which it relates, and such other evidence as the directors may reasonably require to show the right of the Transferor to make the transfer.

      If the directors refuse to register a transfer of any shares, they shall within two months after the date on which the transfer was lodged with the Company send to the Transferee notice of the refusal.

      25. The legal personal representative of a deceased sole holder of a share shall be the only person recognised by the Company as having any title to the share. In the case of a share registered in the names of two or more holders, the survivors or survivor, or the legal personal representatives of the deceased survivor shall be the only persons recognised by the Company as having any title to the share.

      26. Any person becoming entitled to a share in consequence of the death or bankruptcy of a member shall upon such evidence being produced as may from time to time be properly required by the directors, have the right either to be registered as a member in respect of the share or, instead of being registered himself, to make such transfer of the share as the deceased or bankrupt person could have made; the directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the share by the deceased or bankrupt person before the death or bankruptcy.

      27. A person becoming entitled to a share by reason of the death or bankruptcy of the holder shall be entitled to the same dividends and other advantages to which he would be entitled if he were the registered holder of the share, except that he shall not, before being registered as a member in respect of the share be entitled in respect of it to exercise any right conferred by membership in relation to meetings of the Company. Provided always that the directors may at any time give notice requiring any such person to elect either to be registered himself or to transfer the share, and if the notice is not complied with within ninety days the directors may thereafter withhold payment of all dividend or other moneys payable in respect of the share until the requirements of the notice have been complied with.

                              FORFEITURE OF SHARES

      28. If a member fails to pay any call or instalments of a call on the day appointed for payment thereof, the directors may, at any time thereafter during such time as any part of such call or instalment remains unpaid serve a notice on him requiring payment of so much of the call or instalment as is unpaid, together with any interest which may have accrued.

      29. The notice shall name a further day (not earlier than the expiration of fourteen days from the date of the notice) on or before which the payment required by the notice is to be made, and shall state that in the event of non-payment at or before the time appointed the shares in respect of which the call was made will be liable to be forfeited.

      30. If the requirements of any such notice as aforesaid are not complied with, any share in respect of which the notice has been given, may at any time thereafter before the payment required by the notice has been made, be forfeited by a resolution of the directors to that effect.

      31. A forfeited share may be sold or otherwise disposed of on such terms and in such manner as the directors think fit, and at any time before a sale or disposition the forfeiture may be cancelled on such terms as the directors think fit.

      32. A person whose shares have been forfeited shall cease to be a member in respect of the forfeited shares, but shall, notwithstanding, remain liable to pay the Company all the moneys which at the date of forfeiture were payable by him to the Company in respect of the shares, but his liability shall cease if and when the Company receives payment in full of the nominal amount of the shares.

      33. A voluntary declaration in writing that the declarer is a director or the secretary of the Company and that a share of the Company has been duly forfeited on a date stated in the declaration shall be conclusive evidence of the facts therein stated as against all persons claiming to be entitled to the share. The Company may receive the consideration, if any, given for the share on any sale or disposition thereof and may execute a transfer of the share in favour of the person to whom the share is sold or disposed of and he shall thereupon be registered as the holder of the share, and shall not be bound to see to the application of the purchase money, if any, nor shall his title to the share be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture, sale or disposal of shares.

      34. The provision of these Articles as to forfeiture shall apply in the case of non-payment of any sum which by the terms of issue of a share, becomes payable at a fixed time, whether on account of the amount of the share, or by way of premium, as if the same had been payable by virtue of a call duly made and notified.

                         CONVERSION OF SHARES INTO STOCK

      35. The Company may by ordinary resolution convert any paid-up shares into stock and reconvert any stock into paid-up shares of any denomination.

      36. The holders of stock may transfer the same, or any part thereof in the same manner, and subject to the same Articles as and subject to which the shares from which the stock arose might prior to conversion have been transferred, or as near thereto as circumstances admit; but the directors may from time to time fix the minimum amount of stock transferable and restrict or forbid the transfer of fractions of that minimum but the minimum shall not exceed the nominal amount of the shares from which the stock arose.

      37. The holders of stock shall, according to the amount of the stock held by them, have the same rights, privileges and advantages as regards dividends, voting at meetings of the Company and other matters as if they held the shares from which the stock arose, but no such privilege or advantage (except participation in the dividends and profits of the Company) shall be conferred by any such aliquot part of stock as would not, if existing shares, have conferred that privilege or advantage.

      38. Such Articles of the Company as are applicable to paid-up shares shall apply to stock, and the words "share" and "shareholder" therein shall include "stock" and "stockholder".

                              ALTERATION OF CAPITAL

      39. The company may from time to time by ordinary resolution increase the share capital by such sum, to be divided into shares of such amount, as the resolution shall prescribe.

      40. Subject to any direction to the contrary that may be given by the Company in general meeting, all new shares shall, before issue, be offered to such persons as at the date of the offer are entitled to receive notices from the Company of general meetings in proportion, as nearly as the circumstances admit, to the amount of the existing shares to which they are entitled. The offer shall be made by notice specifying the number of shares offered, and limiting a time within which the offer if not accepted, will be deemed to be declined, and after the expiration of that time, or on the receipt of an intimation from the person to whom the offer is made that he declines to accept the shares offered, the directors may dispose of those shares in such a manner as they think most beneficial to the Company. The directors may likewise so dispose of any new shares which (by reason of the ratio which the new shares bear to shares held by persons entitled to an offer of new shares) cannot, in the opinion of the directors, be conveniently offered under this Article.

      41. The new shares shall be subject to the same provisions with reference to the payment of calls, lien, transfer, transmission, forfeiture and otherwise as the shares in the original share capital.

      42. The Company may by ordinary resolution:-

            (a) consolidate and divide all or any of its share capital into shares of larger amount than its existing shares;

            (b) sub-divide its existing shares, or any of them, into shares of smaller amount than is fixed by the memorandum of association, subject nevertheless to the provisions of section 12 of the Law;

            (c) cancel any shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person.

      43. The Company may by special resolution reduce its share capital and any capital redemption reserve fund or share premium account in any manner and with, and subject to, any incident authorised and consent required by the Law.

                               STATUTORY MEETINGS

      44. The Company, if registered as an ordinary Company under the Law shall hold a general meeting once in every calendar year at such time and place as may be resolved by the Company in general meeting or, in default, at such time and place as the directors may determine or in default at such time in the third month following that in which the anniversary of the Company's incorporation occurs and at such place as the directors shall appoint. In default of a general meeting being so held, a general meeting shall be held in the month next following and may be convened by any two members in the same manner as nearly as possible as that in which meetings are to be convened by the directors. The above mentioned general meetings shall be called ordinary general meetings; all other general meetings shall be called extraordinary general meetings.

      45. The Company if registered as an Exempted Company under the Law shall hold at least one directors meeting in the Cayman Islands in each calendar year.

                                GENERAL MEETINGS

      46. The directors, may whenever they think fit, convene an extraordinary general meeting. If at any time there are not in the Islands sufficient directors capable of acting to form a quorum, any director or any two members of the Company may convene an extraordinary general meeting in the same manner as nearly as possible as that in which meetings may be convened by the directors. The directors shall, upon the requisition in writing of one or more members holding in the aggregate not less than one-tenth of such paid-up capital of the Company as at the date of the requisition carries the right of voting at general meetings, convene an extraordinary general meeting. Any such requisition shall express the object of the meeting proposed to be called, and shall be left at the registered office of the Company. If the directors do no proceed to convene a general meeting within twenty-one days from the date of such requisition being left as aforesaid, the requisitionists or any or either of them or any other member or members holding in the aggregate not less than one-tenth of such paid-up capital of the Company as at the date of the requisition carries the right of voting at general meetings, may convene an extraordinary general meeting to be held at the registered office of the Company or at some convenient place within the Cayman Islands at such time, subject to the Company's Articles as to notice, as the persons convening the meeting fix.

      47. Subject to the provisions of Section 57 of the Law relating to special resolutions, seven days notice at the least (exclusive of the day on which the notice is served or deemed to be served, but inclusive of the day for which the notice is given) specifying the place, the day and the hour of meeting and, in case of special business, the general nature of that business shall be given in manner hereinafter provided, or in such other manner (if any) as may be prescribed by the Company in general meetings, to such persons as are, under the Articles of the Company, entitled to receive such notices from the Company; but with the consent of all the members entitled to receive notice of some particular meeting, that meeting may be convened by such shorter notice and in such manner as those members may think fit.

      48. The accidental omission to give notice of a meeting to, or the non-receipt of a notice of a meeting by any member entitled to receive notice shall not invalidate the proceedings at any meeting.

                         PROCEEDINGS AT GENERAL MEETINGS

      49. All business shall be deemed special that is transacted at an extraordinary general meeting, and all that is transacted at an ordinary general meeting, with the exception of sanctioning a dividend, the consideration of the accounts, balance sheets, and ordinary report of the directors and auditors, the election of directors and other officers in place of those retiring and the fixing of the remuneration of the auditors.

      50. No business shall be transacted at any general meeting unless a quorum of members is present at the time when the meeting proceeds to business. Save as herein otherwise provided, one or more member present in person or by proxy shall be a quorum.

      51. If within half an hour from the time appointed for the meeting, a quorum is not present, the meeting, if convened upon the requisition of members, shall be dissolved; in any other case it shall stand adjourned to the same day in the next week, at the same time and place, and if at the adjourned meeting a quorum is not present within half an hour from the time appointed for the meeting the members present shall be a quorum.

      52. The Chairman, if any, of the board of directors shall preside as Chairman at every general meeting of the Company. If there is no such Chairman, or if at any meeting he is not present within fifteen minutes after the time appointed for holding the meeting or is unwilling to act as Chairman the members present shall choose one of their number to be Chairman.

      53. The Chairman may with the consent of any meeting at which a quorum is present (and shall if so directed by the meeting) adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place. When a meeting is adjourned for ten days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. Save as aforesaid it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting.

      54. At any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands, unless a poll is (before or on the declaration of the result of the show of hands) demanded by at least three members present in person or by proxy entitled to vote or by one member or two members so present and entitled, if that member or those two members together hold not less than fifteen per cent of the paid-up capital of the Company, and, unless a poll is so demanded, a declaration by the Chairman of the meeting that a resolution has, on a show of hands, been carried, or carried unanimously, or by a particular majority, or lost, and an entry to that effect in the book of the proceedings of the Company, shall be conclusive evidence of the fact, without proof of the number or proportion of the votes recorded in favour of or against, that resolution.

      55. If a poll is duly demanded it shall be taken in such manner as the Chairman of the meeting directs, and the result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded. A poll demanded oh the election of a chairman or on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken at such time as the Chairman of the meeting directs and any business other than that upon which a poll has been demanded may be proceeded with pending the taking of the poll. The demand for a poll may be withdrawn.

      56. In the case of an equality of votes, whether on a show of hands or on a poll, the Chairman of the meeting at which the show of hands takes place or at which the poll is demanded, shall be entitled to a second or casting vote.

                                VOTES OF MEMBERS

      57. Subject to any rights or restrictions for the time being attached to any class or classes of shares, on a show of hands, every member present in person shall have one vote. On a poll every member shall have one vote for each share of which he is the holder. On a poll a member entitled to more than one vote need not, if he votes, use all his votes or cast all the votes he uses in the same way.

      58. In the case of joint holders the vote of the senior who tenders a vote whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders; and for this purpose seniority shall be determined by the order in which the names stand in the register of members.

      59. A member of unsound mind, or in respect of whom an order has been made by any court having jurisdiction in lunacy, may vote, whether on a show of hands or on a poll, by his committee, receiver, or other person in the nature of a committee appointed by that court, and any such committee, receiver or other person, may on a poll, vote by proxy.

      60. Subject to law, the Company in general meeting may determine (and may revoke/alter or amend such determination) that no member shall be entitled to vote at any general meeting unless all calls or other sums presently payable by him in respect of shares in the Company have been paid.

      61. No objection shall be raised to the qualification of any voter except at the meeting or adjourned meeting at which the vote objected to is given or tendered, and every vote not disallowed at such meeting shall be valid for all purposes. Any such objection made in due time shall be referred to the chairman of the meeting, whose decision shall be final and conclusive.

      62. On a poll votes may be given either personally or by proxy.

      63. The instrument appointing a proxy shall be in writing under the hand of the appointor or his Attorney duly authorised in writing or, if the appointor is a corporation either under seal or under the hand of an officer or Attorney duly authorised. A proxy need not be a member of the Company.

      64. The instrument appointing a proxy and the Power of Attorney or other authority (if any) under which it is signed, or a notarially certified copy of that Power or authority shall be deposited at the registered office of the Company or at such other place as is specified for that purpose in the notice convening the meeting at such times (if any) as the notice may specify before the time for holding the meeting or adjourned meeting at which the person named in the instrument proposed to vote, and in default the instrument of proxy may, at the option of the Company not be treated as valid. The instrument appointing a proxy shall be deeded to confer authority to demand or join in demanding a poll.

      65. An instrument appointing a proxy may afford members an opportunity of voting for or against a resolution and may be in the following form or a form as near thereto as circumstances admit or any other form approved by the directors:

                       . . . . . . . . . . . . . . Limited

      I, ____________ of ___________, being a member of the ___________ Limited hereby appoint ___________, of ___________ as my proxy, to vote for me and on my behalf at the (ordinary or extraordinary, as the case may be) general meeting of the company to be held on the ___________ day of ___________ 19 ,__ and at any adjournment thereof.

      Signed this ___________ day of ___________ 19__.

      66. A vote given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the previous death or insanity of the principal or revocation of the proxy or of the authority under which the proxy was executed, or the transfer of the share in respect of which the proxy is given, provided that no intimation in writing of such death, insanity, revocation or transfer as aforesaid shall have been received by the Company at the Registered Office before the commencement of the meeting or adjourned meeting at which the proxy is used.

                             RESOLUTIONS IN WRITING

      67. An ordinary resolution in writing signed by all of the members for the time being entitled to receive notice of and to attend and vote at general meetings (or being corporations by their duly authorised representatives) shall be as valid and effective as if the same had been passed at a general meeting of the Company duly convened and held.

               CORPORATIONS ACTING BY REPRESENTATIVES AT MEETINGS

      68. Any corporation which is a member of the Company may by resolution of its directors or other governing body authorise such person as it thinks fit to act as its representative at any meeting of the Company or of any class of members of the Company, and the person so authorised shall be entitled to exercise the same powers on behalf of the corporation which he represents as that corporation could exercise if it were an individual member of the Company.

                             DIRECTORS AND OFFICERS

      69. Until otherwise determined by the Company in general meeting the number of the directors shall not be less than two or more than ten, and the names of the first directors shall be determined in writing by a majority of the subscribers of the memorandum of association.

      70. At a general meeting a motion for the appointment of two or more persons as directors of the Company may be made by a single resolution.

      71. The remuneration of the directors shall from time to time be determined by the company in general meeting. The directors may also be paid all travelling, hotel and other expenses properly incurred by them in connection with the business of the Company. Any director who serves on any committee or who devotes special attention to the business of the Company, or who otherwise performs services which in the opinion of the directors are outside the scope of the ordinary duties of a director, may be paid such extra remuneration by way of salary, percentage of profits or otherwise as the directors may determine.

      72. The directors on behalf of the Company may pay a gratuity or pension or allowance on retirement to any director who has held any other salaried office or place of profit with the Company or to his widow or dependants and may make contributions to any fund and pay premiums for the purchase or provision of any such gratuity, pension or allowance.

      73. (a) A director or officer of the Company may be or become a director or other officer of, or otherwise interested in, any Company promoted by the Company or in which the Company may be interested as shareholder or otherwise, and no such director or officer shall be accountable to the company for any remuneration or other benefits received by him as a director or officer of, or from his interest in, such other Company.

            (b) A director or officer may hold any other office or place of profit under the Company (other than the office of auditor) in conjunction with his office of director or officer for such period and on such terms (as to remuneration and otherwise) as the directors may determine.

            (c) No director or officer shall be disqualified by his office from holding any office or place of profit under the company or under any Company in which the Company shall be a shareholder or otherwise interested, or from contracting or dealing with the Company either as vendor, purchaser, or otherwise, nor shall any such contract, or any [illegible] or arrangement entered into by or on behalf of the Company on which any director or officer shall be in any way interested, be avoided, nor shall any director or officer be liable to account to the Company for any such contract or arrangement by reason only of such director or officer holding that office or of the fiduciary relations thereby established, but it is declared that the nature of his interest must be disclosed by him at the meeting of the directors at which the contract or arrangement is taken into consideration if his interest then exists, or in any other case at the first meeting of the directors after the acquisition of his interest. A general notice that a director or officer is a member of any specified firm or Company, and is to be regarded as interested in all transactions with that firm or Company, shall be a sufficient disclosure under this Article as regards such director or officer and the said transactions, and after such general notice it shall not be necessary for such director or officer to give a special notice relating to any particular transaction with that firm or Company.

            (d) A director or officer, notwithstanding his interest, may be counted in the quorum present at any meeting whereat he or any other director or officer is appointed to hold any such office or place of profit under the Company or whereat the terms of any such appointment are arranged, and he may vote on any such appointment or arrangement other than his own appointment or the arrangement of the terms thereof.

            (e) Any director or officer may act by himself or his firm in a professional capacity for the Company, and he or his firm shall be entitled to remuneration for professional services as if he were not a director or officer; providing that nothing herein contained shall authorise a director or officer or his firm to act as auditor of the Company.

      74. The share qualification for a director may be fixed by the Company in general meeting, and unless and until so fixed no qualification shall be required.

      75. The directors may entrust to and confer upon a managing director, president, vice president, manager, secretary, assistant secretary, treasurer or any other officer any of the powers exercisable by them upon such terms and conditions and with such restrictions as they may think fit, and either collaterally with or to the exclusion of their own powers, and may from time to time revoke, withdraw, alter or vary all or any of such powers.

      76. The directors may from time to time appoint one or more of their body to the offices of managing director, or any other office on such terms and at such remuneration (whether by way of salary or commission or participation in profits or partly in one way and partly in another) as they may think fit; but his appointment shall be subject to determination ipso facto if he ceased from any cause to be director, or if the Company in general meeting resolves that his tenure of the office of managing director or such other office be determined.

      77. The directors may appoint president, vice-presidents, treasurers, secretary-treasurers, secretaries, managers and such other officers for such term and at such remuneration and upon such conditions as they think fit; and any president, vice-president, treasurer, secretary-treasurer, secretary, manager or officer so appointed may be removed by them.

      78. Any director may in writing appoint any person, of whom a majority of the directors do not object, to be [illegible] to act in his place at any meeting of the directors at which he is unable to be present. Every such alternate shall be entitled to notice of meetings of the directors and to attend and vote thereat as a director when the person appointing him is not personally present, and where he is a director to have a separate vote on behalf of the director he is representing in addition to his own vote. A director may at any time in writing revoke the appointment of an alternate appointed by him. Every such alternate shall be an officer of the Company and shall not be deemed to be the agent of the director appointing him. The remuneration of such an alternate shall be payable out of the remuneration payable to the director appointing him, and the proportion thereof shall be agreed between them. An alternate need not hold any share qualification.

      79. A director may appoint any person to act as his proxy at meetings of the directors. Such appointment must be made in writing under the hand of the appointor, and may at any time be revoked in like manner, and may be general or for a specified period, or for specified meetings, or for specified resolutions and may authorise and direct the appointee to be chairman if the appointor would, if present, be entitled to preside, and notice of every such appointment or revocation must be given to the Company, and the appointee need not be a director or member of the Company, but he must furnish the Company with his address.

                          POWER AND DUTIES OF DIRECTORS

      80. The business of the Company shall be managed by the directors, who may pay all expenses incurred in getting up and registering the Company and may exercise all such powers of the Company as are not, by the Law or these Articles, required to be exercised by the Company in general meeting, subject, nevertheless, to any regulations of these Articles, to the provisions of the Law, and to such regulations, being not inconsistent with the aforesaid regulations or provisions, as may be prescribed by the Company in general meeting; but no regulations made by the Company in general meeting shall invalidate any prior act of the directors which would have been valid if that regulation had not been made.

      81. The directors may exercise all the powers of the Company to borrow money, and to mortgage or charge its undertaking, property and uncalled capital, or any part thereof, and to issue debenture stock, bonds and other securities whether outright or as security for any debt, liability or obligation of the Company or of any third party. Debentures, debenture stock, bonds, or other securities may be made assignable free from any equities between the Company and the person to whom the same may be issued.

      82. The directors may from time to time and at any time by power of attorney appoint any Company, firm or person or body of persons, whether nominated directly or indirectly by the directors, to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the directors under these Articles) and for such period and subject to such conditions as they may think fit, and any such powers of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney as the directors may think fit and may also authorise any such attorney to delegate all or any of the powers, authorities and discretions vested in him.

      83. All cheques, promissory notes, drafts, bills of exchange and other negotiable instruments, and all receipts for moneys paid to the Company, shall be signed, drawn accepted, endorsed, or otherwise executed, as the case may be, in such manner as the directors shall from time to time by resolution determine.

      84. The directors shall cause minutes to be made in the books provided for the purpose:-

            (a) of all appointments of officers made by the directors;

            (b) of the names of the directors present at each meeting of the directors and of any committee of the directors;

            (c) of all resolutions and proceedings at all meetings of the Company, and of the directors and of committees and directors.

                  DISQUALIFICATION AND PROCEEDINGS OF DIRECTORS

      85.   The office of director shall be vacated, if the director:

            (a) becomes bankrupt or makes any arrangement or composition with his creditors generally; or

            (b) is found to be or becomes of unsound mind; or

            (c) resigns his office by notice in writing to the Company;

            (d) if he is removed from office by a resolution of the Company.

      86. The directors may meet together either within or without the Cayman Islands for the despatch of business, adjourn, and otherwise regulate their meetings and proceedings, as they think fit. Questions arising at any meeting shall be decided by a majority of votes. In case of an equality of votes the Chairman shall have a second or casting vote. A director may, and the secretary on the requisition of a director shall, at any time summon a meeting of the directors.

      87. The quorum necessary for the transaction of the business of the directors may be fixed by the directors and unless so fixed shall be two. For the purposes of this Article an alternate appointed by a director shall be counted in a quorum at a meeting at which the director appointing him is not present.

      88. A meeting of the directors at which a quorum is present shall be competent to exercise all or any of the authorities, powers and discretions by or under the Articles of the Company for the time being vested in or exercisable by the directors generally.

      89. A resolution in writing signed by all the directors for the time being entitled to receive notice of a meeting including any alternate director if entitled shall be as valid and effectual as if it had been passed at a meeting of the directors duly convened and held.

      90. The continuing directors or sole continuing director may act notwithstanding any vacancy in their body, but, if and so long as their number is reduced below the number fixed by or pursuant to the Articles of the Company as the necessary quorum of directors, the continuing directors or director may act for the purpose of increasing the number of directors to that number, or of summoning a general meeting of the Company, but for no other reason.

      91. The directors may elect a Chairman of their meetings and determine the period for which he is to hold office [illegible] no such Chairman is elected, or if at any meeting the Chairman is not present within five minutes after the time appointed for holding the same the directors present may choose one of their number to be Chairman of the meeting.

      92. The directors may delegate any of their powers to committees consisting of such member or members of their body as they think fit; any committee so formed shall in the exercise o(pound) the powers do delegated conform to any regulations that may be imposed on it by the directors. Save as aforesaid the meetings and proceedings of a committee consisting of more than one member shall be governed by the provisions of these Articles, regulating the proceedings and meetings of directors.

      93. All acts done by any meeting of the directors or of a committee of directors, or by any person acting as a director, shall, notwithstanding that it be afterwards discovered that there was some defect in the appointment or continuance in office of any such director or person acting as aforesaid, or that they or any of them were disqualified or had vacated office, or were not entitled to vote, be as valid as if every such person had been duly appointed or had duly continued on in office and was qualified or had continued to be a director and had been entitled to be a director.

                          TENURE OF OFFICE OF DIRECTORS

      94. The Company in general meeting may determine the period that the directors or any of them may hold office and unless so determined the directors shall hold and continue in office subject to these Articles. The Company may determine in a general meeting, at the first general meeting of the Company that the whole of the directors shall retire from office, and that at the ordinary general meeting in every subsequent year one-third of the directors for the time being, or if their number is not three or a multiple of three, then the number nearest one-third shall retire from office. The Company may alter amend or revoke any such determination.

      95. The directors, if any, to retire in every year shall be those who have been longest in office since their last election but as between persons who became directors on the same day those to retire shall (unless they otherwise agree among themselves) be determined by lot. A retiring director shall be eligible for re-election.

      96. The Company at the general meeting at which a director retires in manner aforementioed may fill the vacated office by electing a person thereto and in default the retiring director shall be deemed to have been re-elected unless at such meeting it is resolved not to fill such vacated office.

      97. The Company may from time to time in general meeting increase or reduce the number of directors, and may also determine in what rotation the increased or reduced number is to go out of office.

      98. Any casual vacancy occuring in the board of directors may be filled by the directors but the persons so chosen shall be subject to retirement at the same time as if he had become a director on the day on which the director in whose place he is appointed was last elected as director.

      99. The directors shall have power at any time, and from time to time, to appoint a person as an additional director who shall retire from office at the next following ordinary general meeting, but shall be eligible for election by the Company at that meeting as an additional director.

      100. The Company may by an ordinary resolution remove a director before the expiration of his period of office, and may by an ordinary resolution appoint a person in his stead. The person so appointed shall be subject to retirement at the same time as if he had become a director on the day on which the director in whose place his is appointed was last elected a director.

                                    THE SEAL

      101. The directors shall provide for the safe custody of the seal, which shall only be used by the authority of the directors or of a committee of the directors authorised by the directors in that behalf, and every instrument to which the seal shall be affixed shall be signed by a director and shall be countersigned by the secretary or by a second director or by some other person appointed by the directors for the purpose. The seal may also be referred to as the common seal of the Company.

      102. The Company may exercise the powers conferred by Section 81 of the Law with regard to having an official seal for use abroad, and such powers shall be vested in the directors. Without prejudice to or limiting the generality of the foregoing the Company may have for use in such territories, countries, districts or places not situate in the Cayman Islands as the directors shall appoint an official seal which shall be a facsimile of the seal of the Company with the addition on its face of the name of every territory, country, district or place where it is to be used and such facsimile shall not be affixed to any instrument except by this authority of a resolution of the board of directors, and in the presence of such person or persons as the directors shall for this purpose appoint and such person or persons as aforesaid shall sign every instrument to which the facsimile seal of the Company is so affixed in their presence and such affixing of the facsimile seal and signing as aforesaid shall have the same meaning and effect as if the seal had been affixed in the presence of and the instrument signed by two directors or a director and the secretary or such other person as the directors may appoint for the purpose.

                             DIVIDENDS AND RESERVES

      103. Subject to law the Company in general meeting may declare dividends, but no dividend shall exceed the amount recommended by the directors. The directors may from time to time pay to the members such interim dividends as appear to the directors to be justified by the profits of the Company. No dividend shall be paid otherwise than out of profits.

      104. Subject to the rights of persons, if any, entitled to shares with special rights as to dividend, all dividends shall be declared and paid according to the amounts paid or credited as paid on the shares in respect whereof the dividend is paid, but no amount paid or credited as paid on a share in advance of calls shall be treated for the purposes of this Article as paid on the share. All dividends shall be apportioned and paid proportionately to the amounts paid or credited as paid on the shares during any portion or portions of the period in respect of which the dividend is paid; but if any share is issued on terms providing that it shall rank for dividend as from a particular date such share shall rank for dividend accordingly.

      105. The directors, may before recommending any dividend set aside out of the profits of the Company such items as they think proper as a reserve or reserves which shall, at the discretion of the directors, be applicable for meeting contingencies or for equalizing dividends, or for any other purpose to which the profits of the Company may be properly applied, and pending such application may, at the like discretion, either be employed in the business of the Company or be invested in such investments (other than shares of the Company) as the directors may from time to time think fit. The directors may also without placing the same to reserve carry forward any profits which they may think prudent not to divide.

      106. If several persons are registered as joint holders of any share, any of them may give effectual receipts for any dividend bonuses or other moneys payable on or in respect of the share.

      107. With the sanction of a general meeting any dividend may be paid wholly or in part by the distribution of specific assets and in particular of paid-up shares or debentures of any other Company or in any one or more of such ways. Where any difficulty arises in regard to such distribution, the directors may settle the same as they think expedient, and in particular may issue fractional certificates and fix the value for distribution of such specific assets or any part thereof and may determine that cash payments shall be made to any members upon the footing of the value so fixed, in order to adjust the rights of all members, and may vest any such specific assets in trustees upon trust for the members entitled to the dividend as may seem expedient to the directors.

      108. Any dividend interest or other moneys payable in cash in respect of shares may be paid by cheque or warrant sent through the post directed to the registered address of the member or person entitled thereto or in the case of joint holders to any one of such joint holders at his registered address or to such person and such address as the member or person entitled or such joint holder as the case may be, may direct. Every such cheque or warrant shall be made payable to the order of the person to whom it is sent or to the order of such other person as the member or person entitled or such joint holders as the case may be may direct.

      109. No dividend shall bear interest against the Company. All dividends unclaimed for one year after having been declared may be invested or otherwise made use of by the directors for the benefit of the Company until claimed, and the Company shall not be constituted a trustee in respect thereof. All dividends unclaimed for a period of twelve years after having been declared shall be forfeited and shall revert to the Company.

                            CAPITALIZATION OF PROFITS

      110. The Company in general meeting may upon the recommendation of the directors resolve that it is desirable to capitalise any part of the amount for the time being standing to the credit of any of the Company's reserve accounts or to the credit of the profit and loss account or otherwise available for distribution and not required for the payment or provision of the fixed dividend on any shares entitled to fixed preferential dividends and accordingly that such sums be set free for distribution amongst the members who would have been entitled thereto if distributed by way of dividend and in the same proportions on condition that the same be not paid in cash but be applied either in or towards paying up any amounts for the time being unpaid on any shares held by such members respectively or paying up in full unissued shares or debentures of the Company to be allotted and distributed credited as fully paid up to and amongst such members in the proportion aforesaid, or partly in the one way and partly in the other, and the directors shall give effect to such resolution. Provided that a share premium account and a capital redemption reserve fund may, for the purposes of this Article, only be applied in the paying up of unissued shares to be issued to members of the Company as fully paid bonus shares.

      111. Whenever such a resolution as aforesaid has been passed the directors shall make all appropriations and applications of the undivided profits resolved to be capitalised thereby, and all allotments and issues of fully-paid shares or debentures, if any, and generally shall do all acts and things required to give effect thereto, with full power to the directors to make such provision by the issue of fractional certificates or by payment in cash or otherwise as they think fit for the case of shares or debentures becoming distributable in fractions, and also to authorise any person to enter on behalf of all members entitled thereto in an agreement with the Company providing for the allotment to them respectively, credited as fully paid up, of any further shares or debentures to which they may be entitled upon such capitalisation, or as the case may require, for the payment up by the Company on their behalf, by the application thereto of their respective proportions of the profits resolved to be capitalised of the amounts or any part of the amounts remaining unpaid on their existing shares, and any agreement made under such authority shall be effective and binding on all such members.

                               ACCOUNTS AND AUDIT

      112. The directors shall cause proper books of account to be kept with respect to:-

            (a) all sums of money received and expended by the Company, and the matters in respect of which the receipt and expenditure takes place;

            (b) all sales and purchases of goods by the Company;

            (c) the assets and liabilities of the Company.

      Proper books of account shall not be deemed to be kept with respect to the matters aforesaid if there are not kept such books of account as are necessary to give a true and fair view of the state of the Company's affairs and to explain its transactions.

      113. The books of account shall be kept at the registered office of the Company, or at such other place or places as the directors think fit, and shall always be open to the inspection of the directors.

      114. The directors shall from time to time determine whether and to what extent and at what times and places and under what conditions or regulations the accounts and books of the Company or any of them shall be open to the inspection of members not being directors, and no member (not being a director) shall have any right of inspecting any account or book or document of the Company except as conferred by law or authorised by the directors or by the Company in general meeting.

      115. The Company in general meeting may determine or failing such determination the directors may determine:

            (a) that there be prepared and/or laid before the Company a profit and loss account, a balance sheet, group of accounts and/or reports for such period and on such terms as the Company or directors may determine;

            (b) that there be laid before the Company in general meeting a copy of every balance sheet together with a copy of the auditor's report, which not less than seven days before the date of the meeting, be sent to all persons entitled to receive notices of general meetings of the Company.

            (c) that the accounts relating to the Company's affairs may be audited in such manner as may be determined from time to time. 116. The Company in general meeting may revoke, alter or amend any such determination under the preceding Article and the directors may revoke, alter or amend any determination made by the directors under the preceding Articles.

                                     NOTICES

      117. A notice may be given by the Company to any member either personally or by sending it by post to him at his registered address, or if he has no registered address in the Islands, to the address, if any, supplied to the Company by him for the giving of notices to him. Where a notice is sent by post, service of the notice shall be deemed to be effected by properly addressing, prepaying and posting a letter containing the notice, and to have been effected in the case of a notice of a meeting at the expiration of twenty-four hours after the letter containing the same is posted, and in any other case at the time at which the letter would be delivered in the ordinary course of post. A notice may also be sent by cable or telex, and service of the notice shall be deemed to be effected by properly addressing, prepaying and sending the notice through a transmitting or communications organisation and to have been effected at the expiration of twenty-four hours after the same is sent as aforesaid.

      118. Subject to Article 121 which shall prevail, if a member has no registered address and has not supplied to the Company an address for the giving of notices to him a notice addressed to him or to shareholders in general and advertised in a newspaper circulating in the Cayman Islands or the official gazette shall be deemed to be duly given to him at noon on the day following the day on which the newspaper or official gazette is circulated and the advertisement appeared therein.

      119. A notice may be given by the Company to the joint holders of a share by giving the notice to the joint holder named first in the register of members in respect of the share.

      120. A notice may be given by the Company to the persons entitled to a share in consequence of the death or bankruptcy of a member by sending it through the post in a prepaid letter addressed to them by name, or by the title of representatives of the deceased, or trustee of the bankrupt, or by any like description at the address, if any, supplied for the purpose by the persons claiming to be so entitled, or (until such an address has been so supplied) by giving notice in any manner in which the same might have been given if the death or bankruptcy had not occurred.

      121. notice of every general meeting shall be given in any manner hereinbefore authorised to:

            (a) every member except those members who (having no registered address in the Islands) have not supplied to the Company an address for the giving of notices to them; and

            (b) every person entitled to a share in consequence of the death or bankruptcy of a member, who, but for his death or bankruptcy, would be entitled to receive notice of the meeting.

      No other person shall be entitled to receive notices of general meetings.

                                    INDEMNITY

      122. Every director, managing director, president, vice-president, manager, secretary, assistant secretary, treasurer or other officer of the Company and their heirs and personal representatives shall be entitled to be indemnified, out of the assets of the Company against all actions, proceedings, costs, damages, expenses, claims, losses or liabilities which he may sustain or incur in or about the execution of the duties of his office or otherwise in relation thereto, including any liability incurred by him in defending any proceedings, whether civil or criminal, in which judgement is given in his favour or in which he is acquitted, and no director or person as aforementioned shall be liable for any loss, damage or misfortune which may happen to or be incurred by the Company in the execution of the duties of his office or in relation thereto.

                                  BEARER SHARES

      123. Notwithstanding Article 8 and provided that the Company has been registered as an Exempted Company, the following Articles are included herein:

      124. Subject to any statutory restrictions for the time being in force the Company may issue bearer or negotiable shares (hereinafter called bearer shares) or may exchange non-negotiable shares for bearer shares or may exchange bearer shares for non-negotiable shares provided all such shares are fully paid up and non-assessable and marked as not available to be held by Scheduled Territory residents, upon request in writing. The request shall be in such form, and authenticated by such voluntary declaration or other evidence as to the identity of the person making the same as the directors shall from time to time require.

      125. Before the issue or exchange of non-negotiable shares for bearer shares or vice versa, the certificate (if any) for the shares intended to be included in it shall be delivered to the directors.

      126. Bearer shares shall be under the common seal of the Company and shall state that the bearer is entitled to the shares therein specified, and may provide by coupons or otherwise for the payment of dividends or other moneys on the shares included therein.

      127. Subject to the provisions of the Law and of these Regulations the bearer of a bearer share certificate shall be deemed to be a member of the Company and shall be entitled to the same rights and privileges as he would have had if his name had been included in the Register of Members as the holder of the shares. Provided that Articles 25 and 26 shall not apply to bearer shares.

      128. No person shall as bearer of a bearer share certificate be entitled to attend, or vote, or exercise in respect thereof any of the rights of a member, at any general meeting of the Company, or sign any requisition for, or give notice of intention to submit a resolution to, a meeting, unless three days at least before the day appointed for the meeting in the first case, and unless before the requisition or notice is left at the Registered Office of the Company, in the second case, he shall have deposited the bearer share certificate or satisfied the directors as to the ownership of the bearer share by voluntary declaration or other evidence in respect of which he claims to act, attend or vote as aforesaid at the Registered Office of the Company, or such other place as the directors appoint, together with a statement in writing of his name and address and unless the bearer share certificate shall remain so deposited until after the meeting or any adjournment thereof shall have been held.

      129. Not more than one name shall be received as that of the holder of a bearer share certificate.

      130. There shall be delivered to the person so depositing a bearer share certificate a certificate stating his name and address and describing the shares represented by the bearer share certificate so deposited by him, and such certificate shall entitle him or his proxy duly appointed to attend and vote at any general meeting in the same way as if he were the registered holder of the shares specified in the certificate. Upon delivery up of the said certificate to the Company, the bearer share certificate in respect whereof it shall have been given shall be returned.

      131. No person as bearer of any bearer share certificate shall, save as aforesaid, be entitled to exercise any of the rights of a member without producing such certificate and stating his name and address.

      132. If any bearer share certificate or coupon be worn out or defaced, the directors may, upon the surrender thereof for cancellation issue a new one in its stead, and if any bearer share certificate or coupon be lost or destroyed, the directors may, upon the loss or destruction being established to their satisfaction, and upon such indemnity being given to the Company as they shall think adequate, issue a new one in its stead, and in either case on payment of such sum not exceeding one dollar as the directors may from time to time require. In case of loss or destruction the bearer to whom such new share certificate or coupon is issued shall also bear and pay to the Company all expenses incidental to the investigation by the Company of the evidence of such loss or destruction and to such indemnity.

      133. The shares included in bearer share certificate shall be transferred by the delivery of the certificate without any written transfer and without registration, and to shares so included the provisions hereinbefore contained with reference to the transfer of and to the lien of the Company on shares shall not apply.

      134. Upon surrender of his bearer share certificate to the Company for exchange or cancellation, and upon payment of such sum, not exceeding one dollar as the directors may from time to time require, the bearer of the bearer share certificate shall be entitled to have his name entered as a member in the Register of Members in respect of the shares included in the certificate but the Company shall not be responsible for any loss incurred by any person by reason of the Company entering the Register upon the surrender of a certificate the name of any person not the true and lawful owner of the certificate surrendered.

Name, address and description of Subscriber

      Commerce Management Services Limited,
      Holding Company,
      P.O. Box 694, Grand Cayman.

      /s/
      ______________________________________

      /s/
      ______________________________________
Dated this 26th day of May 1989

      Witness to the above signatures:

      /s/
      ______________________________________
      Name

      P.O. Box 456, George Town.
      --------------------------------------
      Address

CERTIFIED TO BE A TRUE AND CORRECT COPY

SIG /s/
      ______________________________________
             DELANO O. SOLOMON
       Deputy Registrar of Companies

DATE May 26, 1989

                            AMKOR TECHNOLOGY LIMITED

      We, M&C Corporate Services Limited hereby give notice that the following Special Resolution was passed by written resolution of the sole shareholder on 12th April, 2002:

      "IT IS RESOLVED AS A SPECIAL RESOLUTION that Article 45 be deleted from the Articles of Association of the Company"

/s/
______________________________________
for and on behalf of
M&C Corporate Services Limited

Dated this 12th day of April, 2002

                                 C.I.L. LIMITED

      WRITTEN RESOLUTIONS OF THE DIRECTORS PASSED PURSUANT TO ARTICLE 89 OF THE ARTICLES OF ASSOCIATION OF THE COMPANY ON THE 5th DAY OF JUNE, 1998

      WHEREBY IT WAS RESOLVED:

            "THAT the registered office of the Company be transferred to the offices of Maples and Calder, Ugland House, P.O. Box 309, South Church Street, George Town, Grand Cayman, Cayman Islands."

/s/                                           /s/
____________________________                  ___________________________
Danny Franklin                                Frank Marcucci